Exhibit 4.1

TAX BENEFITS PRESERVATION PLAN

dated as of

June 9, 2009

between

CITIGROUP INC.,

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Rights Agent

TABLE OF CONTENTS

Exhibit A     Form of Certificate of Designation of Preferred Stock
Exhibit B      Summary of Terms
Exhibit C      Form of Right Certificate

i

TAX BENEFITS PRESERVATION PLAN

RIGHTS PLAN (this “Rights Plan”) dated as of June 9, 2009 between Citigroup Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, (a) the Company and certain of its Subsidiaries have generated certain Tax Benefits (as defined below) for United States federal income tax purposes; (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 (as defined below), and thereby preserve the Company’s ability to utilize such Tax Benefits, and (c) in furtherance of such objective, the Company desires to enter into this Rights Plan;

WHEREAS, on June 9, 2009, the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock (as defined below) outstanding at the close of business (as defined below) on June 22, 2009 (the “Record Date”) and authorized the issuance, upon the terms and subject to the conditions herein, of one Right (subject to adjustment) in respect of each share of Common Stock issued after the Record Date, each Right representing the right to purchase, upon the terms and subject to the conditions herein, one one-millionth (subject to adjustment) of a share of Preferred Stock (as defined below);

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. The following terms, as used herein, have the following meanings:

“5% Shareholder” means (i) a Person or group of Persons that is a “5- percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g) (other than any “public group” that results, pursuant to Treasury Regulation Section 1.382-2T(j)(2)(iii), from an Announced Exchange) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Treasury Regulation Section 1.382-2T(f)) of the Company if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g).

“Acquire” (or “Own”) means to obtain (or have, respectively) ownership for purposes of Section 382 of the Code without regard to the constructive ownership rules described in Treasury Regulation Section 1.382-2T(h)(2), (h)(3) and (k) (and “Acquisition” shall have a correlative meaning); provided that for purposes of this definition (i) no Person in Specified Person Group I shall be treated for purposes of Section 382 of the Code (including any Treasury

Regulations thereunder) as the same Person as, or related to, any Person in Specified Person Group II, except to the extent a Person in Specified Person Group I makes a “coordinated acquisition” of Company Securities (within the meaning of Treasury Regulations Section 1.382-3(a)(1)(i)) with any Person in Specified Person Group II after the date hereof and (ii) no Person in Specified Person Group I shall be treated as “Acquiring” (or “Owning”) any Company Security by reason of any obtainment of ownership (or possession of ownership, respectively) for purposes of Section 382 of the Code of such Company Security by Persons in Specified Person Group II provided that such Company Security was not obtained pursuant to a “coordinated acquisition” (within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i)) by a Person in Specified Person Group II with any Person in Specified Person Group I after the date hereof. No Person in Specified Person Group I shall be considered as “Acquiring” Company Securities as a result of (A) a transaction that does not result in the percentage stock ownership interest of the Company, as determined in accordance with Treasury Regulation Sections 1.382-2(a), 1.382-2T(g), (h), (j) and (k) of any Person or “public group” changing, (B) an exercise or receipt of warrants or conversion of Company Securities that were issued by the Company to a Person in Specified Person Group I pursuant to the Specified Exchange Agreement or an Announced Exchange, (C) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (D) the exchange by Persons in Specified Person Group I of Company preferred stock or trust preferred securities for Company Securities in an Announced Exchange (other than pursuant to the Specified Exchange Agreement), provided that in the event that Persons in Specified Person Group I acquire Company Securities in Announced Exchanges (other than pursuant to the Specified Exchange Agreement) with a face or principal amount in excess of $20,000,000 (the “$20 Million Exchange Cap”), Persons in Specified Person Group I shall be deemed to Acquire Company Securities to the extent that such Persons no longer own Company Securities of the same type and in the same amount as the Company Securities acquired in such Announced Exchange in excess of the $20 Million Exchange Cap, (E) any transaction where the Company and a Person in Specified Person Group I are both principals to the transaction (including, for the avoidance of doubt, any distribution or exercise of rights pursuant to any rights plan adopted by the Company) other than an Announced Exchange, (F) In-Kind Distributions to a Person in Specified Person Group I unless and until the IKD Value Limit has been exceeded or (G) an acquisition of Qualifying Debt Securities so long as (x), immediately after such acquisition, Persons in Specified Person Group I do not Own a majority of the principal amount of the applicable series of Qualifying Debt Securities and (y) either (I) prior to making the acquisition of Qualifying Debt Securities, a Person in Specified Person Group I obtains an unqualified “will” level tax opinion from a nationally recognized tax counsel in the United States stating that the acquisition of such Qualifying Debt Securities will not be treated as an acquisition of “stock” within the meaning of Treasury Regulation Section 1.382-2T(f)(18) or (II) the value of all Qualifying Debt Securities that are

Company Securities and that are acquired by Persons in Specified Person Group I (individually or in the aggregate) pursuant to this clause (II) does not exceed the QDS Value Limit.

“Acquiring Person” means any Person who or which is or becomes a 5% Shareholder (other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i) or solely as a result of a transaction in which no “5-percent shareholder” (as defined in Section 382 of the Code and Treasury Regulations thereunder) experiences an increase in its percentage stock ownership interest of the Company, as determined in accordance with Treasury Regulation Sections 1.382-2(a), 1.382- 2T(g), (h), (j) and (k)), whether or not such Person continues to be a 5% Shareholder, but shall not include:

(i)    any Exempt Person;

(ii)   any Grandfathered Person;

(iii)  the U.S. Government;

(iv) any Person who or which the Board determines, in its sole discretion, has inadvertently become a 5% Shareholder (or has either inadvertently failed to continue to qualify as a Grandfathered Person or inadvertently failed to be excluded from the definition of an “Acquiring Person” pursuant to clause (vii) below), so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person’s Percentage Stock Ownership is less than 5% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or inadvertently failed to be excluded from the definition of an “Acquiring Person” pursuant to clause (vii) below, the Company Securities that caused such Person to so fail to qualify as a Grandfathered Person or fail to be excluded from the definition of an “Acquiring Person” pursuant to clause (vii) below);

(v) any Person that has become a 5% Shareholder if the Board in good faith determines that such Person’s attainment of 5% Shareholder status has not jeopardized or endangered the Company’s utilization of the Tax Benefits; provided that such Person does not increase its Percentage Stock Ownership over such Person’s lowest Percentage Stock Ownership immediately following such determination by the Board, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (B) any redemption of Company Securities by the Company; and provided further that such Person shall be an “Acquiring Person” if the Board makes a contrary determination in good faith;

(vi) any Person if, on the date that would have been (absent this clause (vi) of the definition of “Acquiring Person”) a Stock Acquisition Date with respect to such Person, such Person does not Beneficially Own any Company Securities;

(vii) any Person who or which has become a 5% Shareholder (or failed to continue to qualify as a Grandfathered Person) solely as a result of an in-kind distribution of Company Securities (whether or not in redemption of a Fund Vehicle interest) to such Person (or to an Affiliate) from a Fund Vehicle (or the receipt of cash in lieu of such in-kind distribution); provided that either (A) (1) the Person (or Affiliate) is not and does not control the general partner or investment manager of the Fund Vehicle and is not otherwise principally responsible for the investment decisions of the Fund Vehicle and (2) the Person (or Affiliate) was not otherwise able, using commercially reasonable efforts, to prevent the Fund Vehicle from distributing Company Securities to such Person (or Affiliate), including by electing wherever possible to not have its interest in such Fund Vehicle redeemed, (B) the Person (or Affiliate) is not and does not control the general partner or investment manager of the Fund Vehicle and is not otherwise principally responsible for the investment decisions of the Fund Vehicle and the Person (or Affiliate) receives only cash in lieu of an in-kind distribution of Company Securities from a Fund Vehicle or (C) the Person (or Affiliate) is or controls the general partner or investment manager of the Fund Vehicle or is otherwise principally responsible for the investment decisions of the Fund Vehicle and (1) the Fund Vehicle does not offer its investors the right to elect cash in lieu of an in-kind distribution of Company Securities and (2) only cash in lieu of an in-kind distribution of Company Securities is made to the Person (or Affiliate) (a distribution described in (A), (B) or (C), an “In-Kind Distribution”); provided further that such Person shall be an “Acquiring Person” if such Person (I) is not in Specified Person Group I or Specified Person Group II and such Person increases its Percentage Stock Ownership after the In-Kind Distribution, other than any increase pursuant to or as a result of (x) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (y) any redemption of Company Securities by the Company or (z) an additional In-Kind Distribution, (II) is in Specified Person Group I and such Person Acquires any Company Securities after the In-Kind Distribution, other than pursuant to (w) an additional In-Kind Distribution, (x) the exception contained in the proviso in clause (iii) of the definition of “Grandfathered Person,” (y) the Specified Exchange Agreement or an Announced Exchange or (z) an exercise or receipt of warrants or conversion of

Company Securities that were issued by the Company to a Person in Specified Person Group I pursuant to the Specified Exchange Agreement or an Announced Exchange, or (III) is in Specified Person Group II and such Person acquires directly or indirectly (other than any acquisition resulting from a direct or indirect acquisition by a Person in Specified Person Group I, if not effected pursuant to a “coordinated acquisition” (within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i)) with a Person in Specified Person Group II) any Company Securities after the In-Kind Distribution, other than pursuant to an additional In-Kind Distribution; provided further that for purposes of each of clause (A)(2), (B) and (C) (but not for purposes of clause (A)(1)) in the first proviso in this clause (vii), no Person in Specified Person Group II shall be considered an Affiliate of any Person in Specified Person Group I (or vice versa); and

(viii) any Person that Beneficially Owns at least a majority of the Common Stock following consummation of a Qualified Offer, and, for so long as the Series M Stock remains outstanding, at least a majority of the Series M Stock following consummation of a Qualified Offer.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Announced Exchange” means (i) the exchanges occurring pursuant to the Exchange Agreements described in the Form 8-K filed by the Company with the Securities Exchange Commission on March 19, 2009 and (ii) the exchanges occurring pursuant to the exchange offers described in the Company’s Form S-4 dated March 19, 2009, as such form may be amended or updated from time to time.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” any securities (i) which such Person directly owns or (ii) which such Person would be deemed to constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“close of business” on any given date means 5:00 p.m., New York City time, on such date; provided that if such date is not a Business Day “close of business” means 5:00 p.m., New York City time, on the next succeeding Business Day.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company Securities” means (i) shares of Common Stock, (ii) shares of preferred stock (other than Straight Preferred Stock) of the Company, (iii) warrants, rights, or options (including any interest treated as an option pursuant to Treasury Regulation Section 1.382-4(d)(9)) to acquire stock (other than Straight Preferred Stock) of the Company and (iv) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382- 2T(f)(18).

“Distribution Date” means the earlier of (i) the close of business on the tenth Business Day after a Stock Acquisition Date and (ii) the close of business on the tenth Business Day (or such later day as may be designated prior to a Stock Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Rights Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

“Exchange Offer Participant” means any Person (except for any Person in Specified Person Group I or Specified Person Group II) that participates in an Announced Exchange with the Company and that, immediately after the consummation of such Announced Exchange, would (x) be a 5% Shareholder or (y) own Company Securities that would be Beneficially Owned by a 5% Shareholder; provided that, in either case, such Person does not increase such Person’s Percentage Stock Ownership (other than pursuant to such Announced Exchange) between the date hereof and the consummation of such Announced Exchange.

“Exempt Person” means the Company, any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity or trustee holding Company Securities to the extent organized, appointed or established by the Company or any

Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement.

“Expiration Date” means the earlier of (i) the Final Expiration Date and (ii) the time at which all Rights are redeemed as provided in Section 20 or exchanged as provided in Section 21.

“Final Expiration Date” means the date that is thirty-six (36) months and one day after the date hereof.

“Fund Vehicle” means any entity or arrangement that is, or that is operated as or as part of, a private equity fund, hedge fund or other pooled investment vehicle or similar arrangement. For avoidance of doubt, (i) a given Fund Vehicle may be operated alone or together with one or more related Fund Vehicles that were organized pursuant to the same marketing process, that are managed by the same general partner or investment manager (or an Affiliate thereof), that have substantially the same investment objectives and that generally co-invest or invest lockstep together in investment opportunities; and (ii) where an investor holds an interest in a master fund through an entity or arrangement formed by a sponsor of a master fund (which sponsor is unaffiliated with such investor) solely to be a feeder vehicle for one or more investors to invest in that master fund, (A ) the underlying master fund shall be treated as the Fund Vehicle for purposes of this definition and (B) a distribution of Company Securities from the master fund to a feeder vehicle described in clause (ii) that then results in a distribution by that feeder vehicle to the investor will be treated in the same manner under this Plan as though that distribution by the feeder vehicle had been distributed by the master fund to the investor.

“Grandfathered Person” means:

(i) any Person (other than each Exchange Offer Participant (without regard to the proviso in the definition of “Exchange Offer Participant”), each Person in Specified Person Group I and each Person in Specified Person Group II) who would otherwise qualify as an Acquiring Person as of the date of this Rights Plan, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one-quarter of one percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of this Rights Plan, other than any increase pursuant to or as a result of (A) the exercise of any option, warrant or convertible instrument to purchase Company Securities that such Person held as of the date of this Rights Plan, (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (C) any redemption of Company Securities by the Company;

(ii) an Exchange Offer Participant, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one-quarter of one percentage point over such Person’s lowest Percentage Stock Ownership after the consummation of the last of the Announced Exchanges, other than an increase pursuant to or as a result of (A) the exercise of any option, warrant or convertible instrument to purchase Company Securities that such Person held as of the date of this Rights Plan, (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (C) any redemption of Company Securities by the Company;

(iii) each Person in Specified Person Group I, unless and until (A) Persons in Specified Person Group I (individually or in the aggregate) cumulatively Acquire (disregarding any Acquisition in compliance with the immediately following proviso or any Acquisition pursuant to the Specified Exchange Agreement) on or after the Specified Exchange Closing Date any Company Securities except, until the IKD Value Limit has been exceeded, to the extent that the value of all such Company Securities Acquired by Persons in Specified Person Group I does not exceed the value of one-quarter of one percentage point of the then-outstanding Common Stock (the “Quarter Percentage Point Cap”), as calculated in the following manner: the sum of each percentage, calculated separately for each such Acquisition, equal to the product of (1) 100 and (2) the fraction, (x) the numerator of which is the value of such Company Securities Acquired in such Acquisition, and (y) the denominator of which is the product of (I) the price of a share of Common Stock and (II) the number of shares of Common Stock outstanding on the date of the applicable Acquisition, all as reasonably determined by the Board in good faith; for purposes of the foregoing, the price of a share of Common Stock shall be determined using the 20 trading day trailing average closing price for a share of Common Stock for the period ending on the date of the applicable Acquisition; provided, however, that at any time in which (x) Persons in Specified Person Group I, in the aggregate, Own less than 3% of the shares of the then-outstanding Common Stock (the “3% Cap”) and (y) no Person in Specified Person Group I has actual knowledge of any fact that would preclude the Company from relying on the presumption set forth in the first sentence of Treasury Regulation Section 1.382-2T(g)(5)(i)(B), one or more Persons included in Specified Person Group I may (individually or in the aggregate) Acquire, in addition to any Company Securities Acquired in compliance with the Quarter Percentage Point Cap, shares of Common Stock if such Acquisition does not, in the aggregate, cause Persons in Specified Person Group I to Own more than the 3% Cap, and no Person shall be considered an Acquiring Person or fail to be described in this clause (iii) solely as a result of such Acquisition or (B) any Person in Specified Person Group I Acquires any Company Securities during the period from March 18, 2009 through and including the date prior to the Specified Exchange Closing Date;

(iv) each Person in Specified Person Group II, unless and until Persons in Specified Person Group II directly or indirectly (excluding any acquisition as a result of a direct or indirect acquisition by a Person in Specified Person Group I if not effected pursuant to a “coordinated acquisition” within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) with a Person in Specified Person Group II) acquire in the aggregate, at any time after the Specified Exchange Closing Date, any Company Securities except to the extent that the value of all such Company Securities directly or indirectly acquired by Persons in Specified Person Group II does not exceed the value of one-quarter of one percentage point of the then-outstanding Common Stock, as calculated in the following manner: the sum of each percentage, calculated separately for each such acquisition, equal to the product of (1) 100 and (2) the fraction, (x) the numerator of which is the value of such Company Securities acquired in such acquisition, and (y) the denominator of which is the product of (I) the price of a share of Common Stock and (II) the number of shares of Common Stock outstanding on the date of the applicable acquisition, all as reasonably determined by the Board in good faith; for purposes of the foregoing, the price of a share of Common Stock shall be determined using the 20 trading day trailing average closing price for a share of Common Stock for the period ending on the date of the applicable acquisition, other than (A) any acquisition pursuant to or as a result of a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (B) any acquisition in which no Person’s or “public group’s” percentage stock ownership interest of the Company, as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), has changed or (C) the receipt of any Company Securities pursuant to an Announced Exchange or pursuant to an exercise of warrants or conversion of Company Securities that were issued by the Company to a Person in Specified Person Group II pursuant to an Announced Exchange; provided that no Person in Specified Person Group II directly or indirectly (excluding any acquisition as a result of a direct or indirect acquisition by a Person in Specified Person Group I if not effected pursuant to a “coordinated acquisition” within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) with a Person in Specified Person Group II) acquires any Company Securities (other than pursuant to such Announced Exchange) between the date hereof and the consummation of the first of the Announced Exchanges; and

(v) any Person who would otherwise qualify as an Acquiring Person as a result of a redemption of Company Securities by the Company, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one- quarter of one percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of such redemption, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (B) any subsequent redemption of Company Securities by the Company.

The “IKD Value Limit” has been exceeded if the value of all In-Kind Distributions of Company Securities (but not In-Kind Distributions of cash in lieu of Company Securities) to Persons in Specified Person Group I is more than the value of one-quarter of one percentage point of the then-outstanding Common Stock, as calculated in the following manner: the sum of each percentage, calculated separately for each such In-Kind Distribution, equal to the product of (a) 100 and (b) the fraction, (i) the numerator of which is the value of such In- Kind Distribution at the time of the distribution and (ii) the denominator of which is the product of (A) the price of a share of Common Stock and (B) the number of shares of Common Stock outstanding on the date of the applicable In-Kind Distribution, all as reasonably determined by the Board in good faith; for purposes of the foregoing, the price of a share of Common Stock shall be determined using the 20 trading day trailing average closing price for a share of Common Stock for the period ending on the date of the applicable In-Kind Distribution.

“Percentage Stock Ownership” means the percentage stock ownership interest of the Company, as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382- 2T(h)(2)(i)(A).

“Permitted Transferee” means Eurovest Pte Ltd or any direct or indirect wholly owned subsidiary of Eurovest Pte Ltd that agrees to be bound by the Specified Exchange Agreement.

“Person” means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity. For the avoidance of doubt, a Person in Specified Person Group I shall not be treated as making a “coordinated acquisition” within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) (a) with a Person in Specified Person Group II solely by reason of being an Affiliate of a Person in Specified Person Group II or (b) with the Government of Singapore or the Monetary Authority of Singapore solely by reason of the Government of Singapore or the Monetary Authority of Singapore, respectively, owning equity in or making a capital contribution to, having an investment management arrangement with, or having investment assets held or acquired pursuant to such arrangements with, a Person in Specified Person Group I.

“Preferred Stock” means the Series R Participating Cumulative Preferred Stock, $1.00 par value per share, of the Company, having the terms set forth in the form of certificate of designation attached hereto as Exhibit A.

“Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-millionth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $20.00.

The “QDS Value Limit” has been exceeded if the value of all Qualifying Debt Securities acquired by Persons in Specified Person Group I pursuant to clause (G)(y)(II) in the definition of “Acquire” is more than the value of one- quarter of one percentage point of the then-outstanding Common Stock plus the value of the applicable Qualifying Debt Securities acquired, as calculated in the following manner: the sum of each percentage, calculated separately for each such acquisition of Qualifying Debt Securities, equal to the product of (a) 100 and (b) the fraction, (i) the numerator of which is the value of such Qualifying Debt Securities at the time acquired and (ii) the denominator of which is the sum of (I) the product of (A) the price of a share of Common Stock using the 20 trading day trailing average closing price for a share of Common Stock and (B) the number of shares of Common Stock outstanding on the date of the applicable acquisition of such Qualifying Debt Securities and (II) the value of such Qualifying Debt Securities, all as reasonably determined by the Board in good faith; for purposes of the foregoing, the price of a share of Common Stock shall be determined using the 20 trading day trailing average closing price for a share of Common Stock for the period ending on the date of the applicable acquisition.

“Qualified Offer” shall mean an offer determined by a majority of the Board to have each of the following characteristics with respect to the Common Stock and, for so long as the Series M Stock remains outstanding, with respect to the Series M Stock:

(A)  With respect to the Common Stock:

(i) a tender or exchange offer for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii) an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(iv) an offer pursuant to which the Person making such offer has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same form and amount of consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any; and

(B)  With respect to the Series M Stock:

(i) a tender or exchange offer for all of the outstanding shares of Series M Stock at the same per-share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii) an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Series M Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable; and

(iv) an offer pursuant to which the Person making such offer has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all shares of the Series M Stock not tendered into the offer (to the extent still outstanding) will be acquired at the same form and amount of consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any.

“Qualifying Debt Securities” means securities of the Company (i) that are not exchangeable or convertible into Company Securities and (ii) for which the applicable disclosure document relating to the issuance of such securities states, without qualification, that the securities “will” be treated as indebtedness (or assumes, without qualification, that the securities are indebtedness) for U.S. federal income tax purposes.

“Section 382” means Section 382 of the Code, or any comparable successor provision.

“Securities Act” means the Securities Act of 1933, as amended, unless otherwise expressly specified.

“Series M Stock” means the Series M Common Stock Equivalent, $1.00 par value per share, of the Company.

“Specified Exchange Agreement” means the Exchange Agreement dated March 18, 2009, between the Company and the Specified Investor.

“Specified Exchange Closing Date” means the date on which the closing of the exchange effected pursuant to the Specified Exchange Agreement occurs.

“Specified Investor” means the Government of Singapore Investment Corporation Pte Ltd.

“Specified Person Group I” means (i) the Specified Investor, (ii) any Affiliate of the Specified Investor that is directly or indirectly “controlled by” (as such term is used in the definition of the term “Affiliate”) the Specified Investor and (iii) each Permitted Transferee; provided that a Fund Vehicle shall not be included in “Specified Person Group I” unless a Person described in clause (i), (ii) or (iii) of this definition is the general partner or investment manager of the Fund Vehicle or is otherwise principally responsible for the investment decisions of the Fund Vehicle.

“Specified Person Group II” means (i) Temasek Holdings (Private) Ltd, (ii) any Affiliate of Temasek Holdings (Private) Ltd that is directly or indirectly “controlled by” (as such term is used in the definition of the term “Affiliate”) Temasek Holdings (Private) Ltd, (iii) the Government of Singapore and the Monetary Authority of Singapore and (iv) any other Person that (A) is treated for purposes of Treasury Regulations Section 1.382-2T (by reason of Treasury Regulation Section 1.382-2T(h)(2)(iii)(C) (for the avoidance of doubt, including the flush language at the end of Treasury Regulation Section 1.382-2T(h)(2)(iii)) and/or by reason of such Person constituting the Government of Singapore or an agency, instrumentality or unit of the Government of Singapore) as the same “individual” (or the same entity or same other party, as applicable) as any Person in Specified Person Group I and (B) is not a Person in Specified Person Group I.

“Stock Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D or Schedule 13G under the Exchange Act (or any similar or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

“Straight Preferred Stock” means preferred stock that is not treated as stock pursuant to Treasury Regulation Section 1.382-2(a)(3).

“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries.

“Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.

“Treasury Regulation” means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

“U.S. Government” means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States or any instrumentality or agency thereof.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adjustment Shares	9
Company	Preamble
Exchange Ratio	21
In-Kind Distribution	1
Ownership Statement	3(a)
Quarter Percentage Point Cap	1
Record Date	Recitals
Redemption Price	20
Right	Recitals
Rights Agent	Preamble
Right Certificate	4
3% Cap	1
Trust	21
Trust Agreement	21
$20 Million Exchange Cap	1

SECTION 2. Other Definitional and Interpretative Provisions; Application to Series M Preferred Stock. (a) The words “hereof”, “herein” and “hereunder” and words of like import used in this Rights Plan shall refer to this Rights Plan as a whole and not to any particular provision of this Rights Plan. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Rights Plan unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Rights Plan as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Rights Plan. Any singular term in this Rights Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Rights Plan, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any statute, rules or regulations shall be deemed to refer to such statute, rules or regulations as amended from time to time and to any successors thereto.

(b) Application to Series M Stock. Notwithstanding anything else contained herein, one Right shall be issued with respect to each one one-millionth of a share of Series M Stock outstanding as of the Record Date or issued after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date, and the provisions of this Rights Plan shall be construed to give effect to the foregoing, so that such provisions are applied with respect to the Series M Stock in the same manner as applied to the Common Stock (or if the context so requires, as would apply had the Series M Stock been converted into or exchanged for Common Stock), mutatis mutandis. Upon conversion or exchange of any share of Series M Stock into shares of Common Stock, the Rights associated with such share will automatically be extinguished, and a Right will be issued in respect of each such share of Common Stock. The Board shall have the exclusive power and authority to interpret the provisions of this Rights Plan to give effect to the foregoing. All such interpretations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.

SECTION 3. Issuance of Rights and Right Certificates. (a) As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Record Date. Certificates for the Common Stock, or current ownership statements issued with respect to uncertificated shares of Common Stock in lieu of such a certificate (an “Ownership Statement”) (which Ownership Statements shall be deemed to be Right Certificates), issued after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date shall have printed or written on or otherwise affixed to them the following legend:

This [certificate] [statement] also evidences certain Rights as set forth in a Rights Plan between Citigroup Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, dated as of June 9, 2009, and as amended from time to time (the “Rights Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this [certificate] [statement] a copy of the Rights Plan without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Plan, such Rights may be evidenced by separate [certificate] [statements] instead of by this [certificate] [statement] and may be redeemed or exchanged or may expire.
As set forth in the Rights Plan, Rights issued or transferred to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person (as such terms are defined in the Rights Plan), whether currently Beneficially Owned by or on behalf of such Person or by any subsequent holder, may be null and void.

(b) Prior to a Distribution Date, (i) the Rights will be evidenced by certificates for the Common Stock or Ownership Statements and not by separate Right Certificates (as hereinafter defined) and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock.

(c) From and after a Distribution Date, the Rights will be evidenced solely by separate Right Certificates or Ownership Statements and will be transferable only in connection with the transfer of the Right Certificates pursuant to Section 5. As soon as practicable after the Company has notified the Rights Agent of the occurrence of a Distribution Date, the Rights Agent will send, by first class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person), one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 9, the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments in accordance with Section 12(a) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

(d) Rights shall be issued in respect of all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date. In addition, in connection with the issuance or sale of shares of Common Stock following a Distribution Date and prior to the Expiration Date, the Company shall, with respect to shares of Common Stock so issued or sold (i) pursuant to the exercise of stock options or under any employee plan or arrangement or (ii) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date, and (iii) may, in any other case, if deemed appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise be made in lieu of the issuance thereof.

SECTION 4. Form of Right Certificates. (a) The certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) (the “Right Certificates”) shall be substantially in the form of Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Plan, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates, whenever distributed, shall be dated as of the Record Date.

(b) The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its Chairman of the Board, its President, its Vice Chairman or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary, an Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Plan any such Person was not such an officer.

(c) Notwithstanding any of the provisions of this Rights Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock issuable upon exercise of the Rights made in accordance with the provisions of this Rights Plan.

SECTION 5. Registration; Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Following a Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.

(b) At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth in this Rights Plan, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 6(f). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 6(e), 6(f), 8(e), 12 and 21, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates.

(c) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 6. Exercise of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 6(e), 6(f) and 8(c)) in whole or in part at any time after a Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable in immediately available or next day funds to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.

(b) Upon satisfaction of the requirements of Section 6(a) and subject to Section 18(k), the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-millionths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-millionths of a share of Preferred Stock to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company will direct the depositary agent to comply with such request), (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 12 and (iii) after receipt of such certificates or depositary receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder). If the Company is obligated to deliver Common Stock or other securities or assets pursuant to this Rights Plan, the Company will make all arrangements necessary so that such securities and assets are available for delivery by the Rights Agent, if and when appropriate.

(c) Each Person (other than the Company) in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 12.

(e) Notwithstanding anything in this Rights Plan to the contrary (except for the last two sentences of this Section 6(e)), any Rights Beneficially Owned by (i) an Acquiring Person from and after the date on which the Acquiring Person becomes such or (ii) a transferee of Rights Beneficially Owned by an Acquiring Person who (A) becomes a transferee after the Stock Acquisition Date with respect to such Acquiring Person or (B) becomes a transferee prior to or concurrently with the Stock Acquisition Date with respect to such Acquiring Person and receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 6(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Rights Plan or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 6(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any transferee of an Acquiring Person hereunder. If a Person in Specified Person Group II is an Acquiring Person, any references to “Rights Beneficially Owned” by such Acquiring Person shall exclude any Rights held by each Person in Specified Person Group I; provided that the Persons in Specified Person Group I are Grandfathered Persons or have failed to be Grandfathered Persons solely as a result of one or more In-Kind Distributions. For the avoidance of doubt, each security that is a Covered Security, share of Investor Preferred Stock, Additional Share or Warrant (each within the meaning of the Specified Exchange Agreement) shall not be subject to dilution under this Rights Plan, and the Rights related thereto shall be exercisable, so long as (A) the Persons in Specified Person Group I are Grandfathered Persons (or have failed to be Grandfathered Persons solely as a result of one or more In-Kind Distributions) and (B) a Person in Specified Person Group I has continuously since the Specified

Exchange Closing Date (I) had legal title to such security (or a predecessor security that had, pursuant to its terms, been converted or exchanged into such security), (II) been the registered or record owner of such security (or a predecessor security that had, pursuant to its terms, been converted or exchanged into such security), or (III) held such security (or a predecessor security that had, pursuant to its terms, been converted or exchanged into such security) through one or more custodians, depositaries, broker-dealer firms and/or other similar intermediaries.

(f) Notwithstanding anything in this Rights Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 5 or exercise pursuant to this Section 6 unless the registered holder of the applicable Rights (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.

SECTION 7. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Plan. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 8. Reservation and Availability of Capital Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available a number of authorized but not outstanding shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights as provided in this Rights Plan.

(b) So long as the Preferred Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.

(c) The Company shall (i) file, as soon as practicable following the earliest date after a Stock Acquisition Date and determination of the consideration to be delivered by the Company upon exercise of the Rights in accordance with Section 9(a)(ii), or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Section 8(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. Notwithstanding anything contained in this Rights Plan to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

(d) The Company shall take all such action as may be necessary to insure that all one one-millionths of a share of Preferred Stock issuable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.

(e) The Company shall pay when due and payable any and all federal and state transfer taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or any certificates for Preferred Stock to a Person other than the registered holder of the applicable Right Certificate. Prior to any such issuance or delivery of any Right Certificates or any certificates for Preferred Stock, any such transfer tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company’s satisfaction that no such tax or other governmental charge is due.

SECTION 9. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. (a)(i) To preserve the actual or potential economic value of the Rights, if at any time after the date hereof there shall be any change in the Common Stock or the Preferred Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of shares of Preferred Stock (or the number and kind of other securities) issuable upon exercise of each Right (or in exchange for any Right pursuant to Section 21), the Purchase Price and Redemption Price in effect at such time and/or the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event. If an event occurs which requires an adjustment under both this Section 9(a)(i) and Section 9(a)(ii), the adjustment provided for in this Section 9(a)(i) shall be made prior to, and in addition to, any adjustment required pursuant to Section 9(a)(ii).

(ii) If any Person becomes at any time after the date of this Rights Plan an Acquiring Person, then each holder of a Right shall (except as otherwise provided herein, including Section 6(e)) be entitled to receive upon exercise thereof (in accordance with the provisions of Section 6) at the then current Purchase Price such number of one-millionths of a share of Preferred Stock (such number of one-millionths of a share being referred to herein as the “Adjustment Shares”) equal to the result obtained by dividing

(x) the product obtained by multiplying the then current Purchase Price by the number of one-millionths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being from such time on the “Purchase Price” for each Right and for all purposes of this Rights Plan) by

(y) 50% of the current market price per share of Common Stock (determined pursuant to Section 9(d)(i)) on the date of such first occurrence.

(iii)  [Reserved]

(b)  [Reserved]

(c)  [Reserved]

(d) (i) For purposes of computations hereunder other than computations made pursuant to Section 12, the “current market price” per share of Common Stock on any date shall be the average of the daily closing prices per share of such Common Stock at the close of the regular session of trading for the 30 Trading Days immediately prior to such date; and for purposes of computations made pursuant to Section 12, the “current market price” per share of Common Stock for any Trading Day shall be the closing price per share of Common Stock at the close of the regular session of trading for such Trading Day; provided that if the current market price per share of the Common Stock is determined during a period that is in whole or in part following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, at the close of the regular session of trading or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system at the close of the regular session of trading with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the- counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board (in each case prices which are not identified as having been reported late to such system). If on any such date, no market maker is making a market in the Common Stock or the Common Stock is not publicly held or not so listed or traded, the “current market value” of such shares on such date shall be as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board) which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 9(d)(i) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in such manner, the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000,000 (as such number may be appropriately adjusted for such events as stock splits, reverse stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Rights Plan) multiplied by the current market price per share of Common Stock (as determined pursuant to Section 9(d)(i)). For all purposes of this Rights Plan, the “current market price” of one one- millionth of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000,000.

(iii) For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Notwithstanding any provision of this Rights Plan to the contrary, no adjustment of any item described in Section 9(a)(i) (e.g., the Purchase Price, the Redemption Price, the number of shares of Preferred Stock issuable upon exercise of the Rights, etc) shall be required unless such adjustment would require an increase or decrease of at least 1% in the relevant item; provided that any adjustments which by reason of this Section 9(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one ten-billionth of a share of Preferred Stock, as the case may be.

(f)  [Reserved]

(g) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one-millionths of a share of Preferred Stock and other capital stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)  [Reserved]

(i)  [Reserved]

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one-millionths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-millionth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(k)  [Reserved]

(l) In any case in which this Section 9 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one- millionths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise over and above the number of one-millionths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 9, as and to the extent that it, in its sole discretion, determines to be advisable so that any consolidation or subdivision of the Preferred Stock or Common Stock, issuance wholly for cash of any Preferred Stock or Common Stock at less than the current market price, issuance wholly for cash of any Preferred Stock, Common Stock or securities which by their terms are convertible into or exercisable for Preferred Stock or Common Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 9 hereafter made by the Company to the holders of its Preferred Stock or Common Stock shall not be taxable to such stockholders.

(n) The Company agrees that after a Distribution Date, it will not, except as permitted by Sections 20, 21 or 24 take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

SECTION 10. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 9, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the

Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to a Distribution Date, to each holder of a certificate representing shares of Common Stock) in the manner set forth in Section 23. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

SECTION 11.  [Reserved].

SECTION 12. Fractional Rights and Fractional Shares. (a) The Company is not required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 12(a), the current market price of a whole Right shall be the closing price of a Right at the close of the regular session of trading for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be determined in the manner set forth for the Common Stock in Section 9(d)(i).

(b) The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock) upon exercise of the Rights or upon exchange of the Rights pursuant to Section 21(a), and the Company is not required to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock). In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-millionth of a share of Preferred Stock. For purposes of this Section 12(b), the current market price of one one-millionth of a share of Preferred Stock shall be one one-millionth of the closing price of a share of Preferred Stock (as determined pursuant to Section 9(d)) for the Trading Day immediately prior to the date of such exercise.

(c) Upon any exchange pursuant to Section 21(c), the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a share of Common Stock. For purposes of this Section 12(c), the current market price of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 9(d)) for the Trading Day immediately prior to the date of such exercise or exchange.

(d) Each holder of a Right, by his acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 12.

SECTION 13.  [Reserved].

SECTION 14. Agreement of Right Holders. Each holder of a Right, by his acceptance of the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to a Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Common Stock;

(b) after a Distribution Date, the Rights will be evidenced by Right Certificates and transferable only on the registry books of the Rights Agent pursuant to Section 5;

(c) subject to Sections 5 and 6, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to a Distribution Date, a certificate representing shares of Common Stock or an Ownership Statement) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing shares of Common Stock or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 6(e), shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Rights Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 15. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 22), or to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 16. Appointment of Rights Agent. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine.

(b) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution or administration of this Rights Plan and the exercise and performance of its duties hereunder. The Company also shall indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the administration of this Rights Plan or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability.

SECTION 17. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into or with which the Rights Agent or any successor Rights Agent may be merged, consolidated or combined, any corporation resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Plan without the execution or filing of any paper or any further act on the part of any party hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 19. If at the time such successor Rights Agent succeeds to the agency created by this Rights Plan any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Plan.

(b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Plan.

SECTION 18. Duties of the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Rights Plan the Rights Agent deems it necessary that any fact or matter (including the identity of any “Acquiring Person” and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the Chairman of the Board, the President, the Vice Chairman or any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Rights Plan in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Plan or in the Right

Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be responsible (i) in respect of the validity of this Rights Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), (ii) for any breach by the Company of any covenant or condition contained in this Rights Plan or in any Right Certificate, (iii) for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 6(e)) or (iv) any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided herein or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment). The Rights Agent shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Rights Plan or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Plan.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Rights Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Rights Plan or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

SECTION 19. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Plan upon 30 days’ notice to the Company and to each transfer agent of the Common Stock and Preferred Stock. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, after a Distribution Date, to the holders of the Right Certificates. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized, in good standing and doing business under the laws of the United States or of any state of the United States, authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in Section 19(a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to a Distribution Date, mail a notice thereof to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 19, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 20. Redemption. (a) At any time prior to a Distribution Date, the Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, as such amount may be appropriately adjusted pursuant to Section 9(a)(i) (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board shall determine.

(b) Immediately upon the action of the Board electing to redeem the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 23;

provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

SECTION 21. Exchange. (a) At any time on or after a Stock Acquisition Date, with respect to all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 6(e)), the Board may, at its option, exchange for each Right one one-millionth of a share of Preferred Stock, subject to adjustment pursuant to Section 9(a)(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(b) Immediately upon the effectiveness of the action of the Board to exchange any Rights pursuant to Section 21(a) (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of fractional shares of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 23; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Rights for fractional shares of Preferred Stock will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 6(e)) held by each holder of Rights.

(c) In lieu of exchanging all or any part of the then outstanding and exercisable Rights for fractional shares of Preferred Stock in accordance with Section 21(a), the Board may, at its option, exchange any such Rights (which shall not include Rights that have become void pursuant to Section 6(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, as may be adjusted pursuant to Section 9(a)(i).

(d) Prior to effecting an exchange pursuant to this Section 21, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the fractional shares of Preferred Stock, or shares of Common Stock or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive shares or other securities pursuant to the exchange shall be entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

SECTION 22.  Notice of Proposed Actions and Certain Other Matters. (a)(i) If the Company proposes, at any time after a Distribution Date, (ii) to pay any dividend payable in stock of any class or to make any other distribution (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) to the holders of Preferred Stock, (iii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iv) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (v) to effect, or permit any of its Subsidiaries to effect, any consolidation, merger or combination with any other Person, or to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, or (vi) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to each holder of a Right, a notice of such proposed action specifying the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, combination, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 22(a)(i) or 22(a)(ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be earlier. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) (i) The Company shall as soon as practicable after a Stock Acquisition Date give to each holder of a Right, in accordance with Section 23, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 9(a)(ii), and (ii) all references in Section 22 to Preferred Stock shall be deemed thereafter to refer to Common Stock or other capital stock, as the case may be.

(c) In addition, the Company shall furnish in writing to any Person in Specified Person Group I or any Person in Specified Person Group II, upon request by such Person, within ten Business Days of such request, (i) the number of shares of then-outstanding Common Stock as of the request date, (ii) the 20 trading day trailing average closing price of a share of Common Stock as of the request date and (iii) the value of specified Qualifying Debt Securities or Company Securities. Such written notice shall be provided to the fax number or email address specified by the requesting Person in Specified Person Group I or Person in Specified Person Group II and shall be deemed furnished upon receipt thereof. If such Person acquires Company Securities within five Business Days after the date of such written notice, the Person may rely on the numbers specified in the written notice in performing the calculations described in clause (iii) or (iv) of the definition of “Grandfathered Person”), the definition of IKD Value Limit or the definition of QDS Value Limit.

SECTION 23. Notices. Except as set forth below, all notices, requests and other communications to any party hereunder and to the holder of any Right shall be in writing unless otherwise expressly specified herein. Notices or demands authorized by this Rights Plan to be given or made to or on the Company or (subject to Section 19) the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail (postage prepaid) to the addresses set forth below (or such other address as such party specifies in writing to the other party):

if to the Company, to:

Citigroup Inc.
399 Park Avenue
New York, New York 10022
Attention:	Michael S. Helfer, Esq.
General Counsel
Telephone: (212) 559-5152
Facsimile: (212) 793-5300

if to the Rights Agent, to:

Computershare Trust Company, N.A.
525 Washington Boulevard
Jersey City, New Jersey 07310
Attention: Client Services
Telephone: (201) 222-4836

Facsimile: (201) 222-4593

Except as otherwise expressly set forth in this Rights Plan, notices or demands authorized by this Rights Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate any certificate representing shares of Common Stock is sufficiently given or made if sent by first class mail (postage prepaid) to each record holder of such Certificate at the address of such holder shown on the registry books of the Company. Notwithstanding anything in this Rights Plan to the contrary, prior to a Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Rights Plan and no other notice need be given to such holders.

SECTION 24. Supplements and Amendments. At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Plan in any respect without the approval of any holders of Rights. At any time after the occurrence of a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause this Rights Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Rights Plan, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be required to, execute any supplement or amendment that adversely affects its rights, duties or obligations under this Agreement.

SECTION 25. Successors. All the covenants and provisions of this Rights Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 26. Determinations and Actions by the Board, etc. The Board shall have the exclusive power and authority to administer this Rights Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Rights Plan, including the right and power to (i) interpret the provisions of this Rights Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Plan (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Rights Plan). All such actions, calculations, interpretations and determinations which are done or made by the

Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.

SECTION 27. Benefits of This Rights Plan. Nothing in this Rights Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the certificates representing the shares of Common Stock) any legal or equitable right, remedy or claim under this Rights Plan; but this Rights Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the certificates representing the shares of Common Stock).

SECTION 28. Severability. If any term, provision, covenant or restriction of this Rights Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 29. Governing Law. This Rights Plan, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 30. Counterparts. This Rights Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

SECTION 31. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Rights Plan to be duly executed by their respective authorized officers as of the day and year first above written.

CITIGROUP INC.

By:	/s/ Edward J. Kelly, III
	Name:	Edward J. Kelly, III
	Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Sharon Lockett
	Name:	Sharon Lockett
	Title:	Senior Vice President

EXHIBIT A

FORM OF
CERTIFICATE OF DESIGNATIONS
OF
SERIES R PARTICIPATING CUMULATIVE PREFERRED STOCK
OF
CITIGROUP INC.

Citigroup Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or a duly authorized committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on June 9, 2009 creating a series of preferred stock of the Corporation from its blank check preferred stock authority designated as “Series R Preferred Stock”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of preferred stock, created from its blank check preferred stock authority, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation and Number of Shares. The shares of such series shall be designated as “Series R Participating Cumulative Preferred Stock” (the “Series R Preferred Stock”), and the number of shares constituting such series shall be 28,000. Such number of shares of the Series R Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series R Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

Section 2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series R Preferred Stock with respect to dividends, the holders of shares of Series R Preferred Stock, in preference to the holders of shares of any class or series of stock of the

Corporation ranking junior to the Series R Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, regular quarterly dividends payable on such dates each year as designated by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series R Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 and (ii) the Multiplier Number times the aggregate per share amount of all cash dividends or other distributions and the Multiplier Number times the aggregate per share amount of all non-cash dividends or other distributions (other than (A) a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series R Preferred Stock. As used herein, the “Multiplier Number” shall be 1,000,000; provided that if, at any time after June 9, 2009, there shall be any change in the Common Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin- offs, liquidations or other similar changes in capitalization, or any distribution or issuance of shares of its capital stock in a merger, share exchange, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Board of Directors shall adjust the Multiplier Number to the extent appropriate such that following such adjustment each share of Series R Preferred Stock shall be in the same economic position as prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series R Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than as described in Sections 2(a)(ii)(A) and 2(a)(ii)(B)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series R Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series R Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series R Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issuance of such shares of Series R Preferred Stock, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series R Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series R Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series R Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series R Preferred Stock shall have the following voting rights:

(a) Each share of Series R Preferred Stock shall entitle the holder thereof to a number of votes equal to the Multiplier Number on all matters submitted to a vote of stockholders of the Corporation.

(b) Except as otherwise provided herein or by law, the holders of shares of Series R Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(c) (i) If at any time dividends on any Series R Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series R Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series R Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

(ii) During any default period, such voting right of the holders of Series R Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of

10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall initially exercise such voting right, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series R Preferred Stock.

(iii) Unless the holders of Preferred Stock shall have previously exercised their right to elect Directors during an existing default period, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing such notice to him at the address of such holder shown on the registry books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(d) The certificate of incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series R Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series R Preferred Stock, voting separately as a class.

(e) Except as otherwise expressly provided herein, holders of Series R Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series R Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series R Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series R Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series R Preferred Stock, except dividends paid ratably on the Series R Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series R Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series R Preferred Stock; or

(iv) redeem, purchase or otherwise acquire for value any shares of Series R Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series R Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series R Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series R Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by the Board of Directors as permitted by the certificate of incorporation of the Corporation or as otherwise permitted under Delaware law.

Section 6. Liquidation, Dissolution and Winding-up. Upon any liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series R Preferred Stock unless, prior thereto, the holders of shares of Series R Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series R Preferred Stock shall be entitled to receive an aggregate amount per share equal to (x) the Multiplier Number times (y) the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series R Preferred Stock, except distributions made ratably on the Series R Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series R Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share equal to (x) the Multiplier Number times (y) the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. No Redemption. The Series R Preferred Stock shall not be redeemable.

Section 9. Rank. The Series R Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up, unless the terms of such series shall specifically provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 10. Fractional Shares. Series R Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series R Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Corporation by its Treasurer and countersigned by an Assistant Secretary this 9th day of June, 2009.

CITIGROUP INC.

By:
	Name:	Eric Aboaf
	Title:	Treasurer

By:
	Name:	Michael J. Tarpley
	Title:	Assistant Secretary

EXHIBIT B

AS SET FORTH IN THE RIGHTS PLAN, RIGHTS ISSUED OR TRANSFERRED TO, OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

SUMMARY OF TERMS

CITIGROUP INC.

TAX BENEFITS PRESERVATION PLAN

Purpose
The purpose of the Tax Benefits Preservation Plan (“Rights Plan”) described in this summary of terms is to preserve the value of the deferred tax assets (“Tax Benefits”) of Citigroup Inc. (the “Company”) for U.S. federal income tax purposes, in light of the recently-announced exchange offers with the U.S. Department of Treasury, certain private holders of the Company’s preferred stock and public holders of the Company’s preferred stock.

Form of Security
The Board of Directors has declared a dividend of one preferred stock purchase right for each outstanding share of the Company’s Common Stock and each outstanding one one-millionth of a share of Series M Stock, payable to holders of record as of the close of business on June 22, 2009 (each a “Right” and collectively, the “Rights”)

Exercise	Prior to a Distribution Date[1], the Rights are not exercisable.

1 Distribution Date means the earlier of:

•	the 10th business day after public announcement that any person or group has become an Acquiring Person; and

•
the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board of Directors of the Company.

After a Distribution Date, each Right is exercisable to purchase, for $20.00 (the “Purchase Price”), one one-millionth of a share of Series R Participating Cumulative Preferred Stock, $1.00 par value per share, of the Company (“Preferred Stock”).

Flip-In
If any person or group (an “Acquiring Person”) becomes a “5-percent shareholder” (subject to certain exceptions described in the Plan), then on a Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of millionths of a share of Preferred Stock of the Company having a market value of twice the Purchase Price; provided that (i) none of the Company and certain affiliates of the Company shall be an Acquiring Person, (ii) none of the U.S. Government, its instrumentalities or agencies and certain of its wholly-owned entities shall be an Acquiring Person, (iii) none of certain existing “5-percent shareholders” (including certain persons who are “5-percent shareholders” following specified exchange offers with the Company) shall be an Acquiring Person unless and until any such “5-percent shareholder” increases its percentage stock ownership in the Company by more than one-quarter of one percentage point, (iv) none of certain other “grandfathered persons” (as described in the Rights Plan) shall be an Acquiring Person so long as any such “grandfathered person” satisfies the applicable requirements set forth in the Rights Plan; (v) no person or group who or which the Board determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”) shall be an Acquiring Person so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such person’s (or such group’s) percentage stock ownership in the Company is less than 5-percent (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” the securities of the Company that caused such person or group to fail to qualify as a “grandfathered person”); (vi) no person or group that has become a “5-percent shareholder” shall be an Acquiring Person if the Board determines, in its sole discretion, that such person’s or group’s attainment of “5-percent shareholder” status has not jeopardized or endangered the Company’s utilization of the Tax Benefits; provided that such a person or group shall be an “Acquiring Person” if the Board, in its sole discretion, makes a contrary determination; (vii) no person or group who or which has become a “5-percent shareholder” (or failed to qualify as a “grandfathered person”) solely as a result of certain “in-kind distributions” shall be an Acquiring Person so long as such person or group satisfies the applicable requirements set forth in the Rights Plan; and (viii) an acquisition by a person or group of at least a majority of the Company’s Common Stock made by that person or group as part of an “qualified offer” (as defined in the Rights Plan) shall not result in any person or group becoming an Acquiring Person.

Exchange
At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Common Stock), the Board may elect to exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for one one-millionth of a share of Preferred Stock per Right, subject to adjustment.

Redemption	The Board of Directors may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.00001 per Right at any time prior to a Distribution Date.

Expiration & Renewal	The Rights will expire on the date that is 36 months and one day after the date of adoption of the Rights Plan.

Amendments
At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Plan without the approval of any holders of certificates representing shares of Common Stock.

After a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend the Rights Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause this Rights Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

Shareholder Rights	Rights holders have no rights as a shareholder of the Company, including the right to vote and to receive dividends.

Antidilution Provisions	The Rights Plan includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

A copy of the Rights Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, as amended from time to time, the complete terms of which are hereby incorporated by reference.

EXHIBIT C

[FORM OF RIGHT CERTIFICATE]

No. R -	[Number of] Rights

NOT EXERCISABLE AFTER THE EARLIER OF _____________, 20__ AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS PLAN. AS SET FORTH IN THE RIGHTS PLAN, RIGHTS ISSUED TO, OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

RIGHT CERTIFICATE

CITIGROUP INC.

This Right Certificate certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Plan dated as of June 9, 2009 (the “Rights Plan”) between Citigroup Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”)) to purchase from the Company, at any time after a Distribution Date and prior to the Expiration Date, one-millionth of a fully paid, nonassessable share of Series R Participating Cumulative Preferred Stock (the “Preferred Stock”) of the Company at a purchase price of $20.00 per one one-millionth of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

Terms used herein and not otherwise defined herein shall have the meanings given to them in the Rights Plan.

The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of June 9, 2009, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Plan.

If the Rights evidenced by this Right Certificate are Beneficially Owned by an Acquiring Person after an Acquiring Person has become such, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights. If the Rights evidenced by this Right Certificate are beneficially owned by (a) a transferee of Rights Beneficially Owned by such Acquiring Person who (i) becomes a transferee after a Stock Acquisition Date or (ii) becomes a transferee prior to or concurrently with a Stock Acquisition Date and receives such Rights (A) with actual knowledge that the transferor is or was an Acquiring Person or (B) pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of these transfer restrictions, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Plan.

At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in the Rights Plan, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.

Subject to the provisions of the Rights Plan, the Board of Directors of the Company may, at its option,

(a) at any time on or prior to a Distribution Date redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, as may be adjusted pursuant to the Rights Plan; or

(b) at any time after a Distribution Date exchange all or part of the then outstanding Rights (which shall not include Rights that have become void pursuant to Section 6(e)) for fractional shares of Preferred

C-2

Stock at an exchange ratio of one millionth of a share of Preferred Stock per Right, as may be adjusted pursuant to the Rights Plan. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exchanged.

The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock) upon the exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock). In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised an amount in cash equal to the same fraction of the current market price of one one-millionth of a share of Preferred Stock. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Plan), to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

C-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of _____________________, 20__

CITIGROUP INC.

By:
Name:
Title:

[SEAL]

Attest:

By:
Name:
	Title:	Secretary

Countersigned:

COMPUTERSHARE TRUST
COMPANY, N.A.
as Rights Agent

By:
	Name:	Sharon Lockett
	Title:	Senior Vice President

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed if the registered holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.

Dated: _____________________, 20__

Signature

Medallion Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate ___are ___are not Beneficially Owned by an Acquiring Person and ___are ___are not being assigned by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined in the Rights Plan); and

(2)  after due inquiry and to the best knowledge of the undersigned, it ___ did ___ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.

Dated: __________, 20 __

Signature

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise Rights represented by the Right Certificate.)

To:      Citigroup Inc.

The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: _____________________, 20__

Signature

Medallion Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate ___are ___are not Beneficially Owned by an Acquiring Person and ___are ___are not being exercised by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined in the Rights Plan); and

(2)  after due inquiry and to the best knowledge of the undersigned, it ___did ___ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.

Dated: __________, 20 __

Signature

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.